                     AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND BETWEEN

                           PREMIER BANCSHARES, INC.,

                           PMB ACQUISITION CORP. II

                                      AND

                                 BANK ATLANTA



                           Dated as of May 20, 1999

                               TABLE OF CONTENTS

                                                                                        Page
                                                                                        ----
Preamble ................................................................................  1

ARTICLE I
---------
         THE MERGER......................................................................  2
         ----------
         Merger   .......................................................................  2
         Time and Place of Closing.......................................................  2
         Effective Time..................................................................  2
         Execution of Support Agreement..................................................  2

ARTICLE II
----------
         TERMS OF MERGER.................................................................  2
         ---------------
         Name     .......................................................................  2
         Incorporation...................................................................  2
         Bylaws   .......................................................................  3
         Directors and Officers..........................................................  3
         Business of Surviving Bank......................................................  3
         Assumption of Rights............................................................  3
         Assumption of Liabilities.......................................................  3

ARTICLE III
-----------
         MANNER OF CONVERTING SHARES.....................................................  3
         ---------------------------
         Conversion of Shares............................................................  3
         Anti-Dilution Provisions........................................................  5
         Shares Held By Bank Atlanta or Premier..........................................  6
         Conversion of Stock Options.....................................................  6
         Fractional Shares...............................................................  7

ARTICLE IV
----------
         EXCHANGE OF SHARES..............................................................  7
         ------------------
         Exchange Procedures.............................................................  7
         Rights of Former Bank Atlanta Shareholders......................................  7

ARTICLE V
---------
         REPRESENTATIONS AND WARRANTIES OF BANK ATLANTA..................................  8
         ----------------------------------------------
         Organization, Standing, and Power...............................................  8
         Authority; No Breach By Agreement...............................................  8
         Capital Stock...................................................................  9
         Bank Atlanta Subsidiaries....................................................... 10
         Financial Statements............................................................ 10

         Absence of Undisclosed Liabilities.................................................... 10
         Absence of Certain Changes or Events.................................................. 10
         Tax Matters........................................................................... 10
         Allowance for Possible Loan Losses.................................................... 11
         Assets   ............................................................................. 12
         Environmental Matters................................................................. 12
         Compliance with Laws.................................................................. 12
         Labor Relations....................................................................... 13
         Employee Benefit Plans................................................................ 13
         Material Contracts.................................................................... 15
         Legal Proceedings..................................................................... 15
         Reports  ............................................................................. 16
         Statements True and Correct........................................................... 16
         Accounting, Tax and Regulatory Matters................................................ 16
         Charter Provisions.................................................................... 17
         Millennium Compliance................................................................. 17

ARTICLE VI
----------
         REPRESENTATIONS AND WARRANTIES OF PREMIER AND PMB..................................... 17
         -------------------------------------------------
         Organization, Standing, and Power..................................................... 17
         Authority; No Breach By Agreement..................................................... 18
         Capital Stock......................................................................... 18
         Financial Statements.................................................................. 19
         Absence of Undisclosed Liabilities.................................................... 19
         Absence of Certain Changes or Events.................................................. 20
         Compliance with Laws.................................................................. 20
         Legal Proceedings..................................................................... 20
         Statements True and Correct........................................................... 21
         Accounting, Tax and Regulatory Matters................................................ 21
         Premier Subsidiaries.................................................................. 21
         Reports  ............................................................................. 22
         Millennium Compliance................................................................. 22
         Allowance for Possible Loan Losses.................................................... 22

ARTICLE VII
-----------
         CONDUCT OF BUSINESS PENDING CONSUMMATION.............................................. 23
         ----------------------------------------
         Affirmative Covenants of Bank Atlanta................................................. 23
         Negative Covenants of Bank Atlanta.................................................... 23
         Affirmative Covenants of Premier...................................................... 25
         Adverse Changes in Condition.......................................................... 25
         Reports  ............................................................................. 26

ARTICLE VIII
------------
         ADDITIONAL AGREEMENTS....................................................................... 26
         ---------------------
         Registration Statement; Proxy Statement; Shareholder Approval............................... 26
         Exchange Listing............................................................................ 26
         Applications................................................................................ 26
         Agreement as to Efforts to Consummate....................................................... 27
         Investigation and Confidentiality........................................................... 27
         Press Releases.............................................................................. 27
         Acquisition Proposals....................................................................... 28
         Accounting and Tax Treatment................................................................ 28
         Agreement of Affiliates..................................................................... 28
         Employee Benefits and Contracts............................................................. 29
         Other Acquisitions, Mergers, or Combinations involving a Premier Company.................... 29
         Indemnification............................................................................. 29

ARTICLE IX
----------
         CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE........................................... 30
         -------------------------------------------------
         Conditions to Obligations of Each Party..................................................... 30
         Conditions to Obligations of Premier........................................................ 32
         Conditions to Obligations of Bank Atlanta................................................... 33

ARTICLE X
---------
         TERMINATION................................................................................. 34
         -----------
         Termination................................................................................. 34
         Effect of Termination....................................................................... 36
         Non-Survival of Representations and Covenants............................................... 36

ARTICLE XI
----------
         MISCELLANEOUS............................................................................... 36
         -------------
         Definitions................................................................................. 36
         Expenses ................................................................................... 43
         Brokers and Finders......................................................................... 43
         Entire Agreement............................................................................ 43
         Amendments.................................................................................. 44
         Waivers  ................................................................................... 44
         Assignment.................................................................................. 44
         Notices  ................................................................................... 45
         Governing Law............................................................................... 46
         Counterparts................................................................................ 46
         Captions ................................................................................... 46
         Enforcement of Agreement.................................................................... 46
         Severability................................................................................ 46

LIST OF EXHIBITS
----------------

Exhibit Number           Description
--------------           -----------
     1.                  Form of Agreement of Affiliates of Bank Atlanta.
                         (Section 8.9).

     2. Matters as to which Counsel for Bank Atlanta will opine. (Section 9.2(d)).

     3.                  Form of Claims/Indemnification Letter (Section
                         9.2(e)).
     4. Matters as to which Counsel for Premier will opine. (Section 9.3(d)).

     5.                  Form of Support Agreement (Section 1.4).

                     AGREEMENT AND PLAN OF REORGANIZATION
                     ------------------------------------


     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and entered into as of May 20, 1999 by and between PREMIER BANCSHARES, INC. ("Premier"), a corporation organized and existing under the laws of the State of Georgia, with its principal office located in Atlanta, Georgia; PMB ACQUISITION CORP. II ("PMB"), a corporation organized and existing under the laws of the State of Georgia and a wholly owned subsidiary of Premier; and BANK ATLANTA ("Bank Atlanta"), a commercial bank organized and existing under the laws of the State of Georgia, with its principal office located in Decatur, Georgia.

                                   PREAMBLE
                                   --------

     The Boards of Directors of Bank Atlanta and Premier are of the opinion that the transactions described herein are in the best interests of the parties and their respective shareholders. This Agreement provides for the acquisition of Bank Atlanta by Premier pursuant to the merger (the "Merger") of PMB with and into Bank Atlanta, and following the merger Bank Atlanta will become a wholly-owned subsidiary of Premier. At the effective time of the Merger, the outstanding shares of the common stock of Bank Atlanta shall be converted into the right to receive shares of the common stock of Premier. As a result, shareholders of Bank Atlanta will become shareholders of Premier. The transactions described in this Agreement are subject to the approvals of the Boards of Directors of Bank Atlanta, Premier and PMB, the shareholders of Bank Atlanta and PMB, the Georgia Department of Banking and Finance, the Board of Governors of the Federal Reserve System (or the Federal Reserve Bank of Atlanta acting pursuant to delegated authority), the Federal Deposit Insurance Corporation and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger
(i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall be accounted for as a "pooling of interests" transaction.

     As a condition and inducement to Premier's willingness to consummate the transactions contemplated by this Agreement, each member of the Board of Directors of Bank Atlanta will execute and deliver to Premier an agreement (a "Support Agreement") within ten (10) calendar days of the date of this Agreement, in substantially the form of Exhibit 5 to this Agreement.
                                        ---------

     Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                   ARTICLE I
                                   ---------
                                  THE MERGER
                                  ----------

     1.1  Merger. Subject to the terms and conditions of this Agreement, at the
          ------
Effective Time, PMB shall be merged with and into Bank Atlanta as authorized by
Section 7-1-530 of the Financial Institutions Code of Georgia and in accordance with the provisions of Sections 7-1-531, 7-1-532, and 7-1-533 of the Financial Institutions Code of Georgia. Bank Atlanta shall be the Surviving Bank resulting from the Merger and shall be operated as a wholly owned subsidiary of Premier. At the Effective Time, the separate existence of PMB shall cease. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Bank Atlanta, Premier, and PMB.

     1.2  Time and Place of Closing. The Closing will take place at 10:00 a.m.
          -------------------------
on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 10:00 a.m.), or at such other time as the Parties, acting through their duly authorized officers, may mutually agree. The place of Closing shall be at the offices of Womble Carlyle Sandridge & Rice, PLLC, Atlanta, Georgia, or such other place as may be mutually agreed upon by the Parties.

     1.3  Effective Time. The Merger and the other transactions contemplated by
          --------------
this Agreement shall become effective on the date and at the time the Georgia Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the duly authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the last to occur of (a) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (b) the date on which the shareholders of Bank Atlanta approve this Agreement to the extent such approval is required by applicable Law; or such later date as may be mutually agreed upon in writing by the duly authorized officers of each Party.

     1.4  Execution of Support Agreement. Within ten (10) calendar days of the
          ------------------------------
execution of this Agreement and as a condition hereto, each member of the Board of Directors of Bank Atlanta will execute and deliver to Premier a Support Agreement, in substantially the form of Exhibit 5 to this Agreement.
                                        ---------

                                  ARTICLE II
                                  ----------
                                TERMS OF MERGER
                                ---------------

     2.1  Name. The name of the Surviving Bank resulting from the Merger shall
          ----
be "Bank Atlanta" or any other legally permissible name as Premier may in its sole discretion select.

     2.2  Articles of Incorporation.  The Articles of Incorporation of Bank
          --------------------------
Atlanta in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Bank from and after the Effective Time until otherwise amended or repealed.

     2.3  Bylaws. The Bylaws of Bank Atlanta in effect immediately prior to the
          ------
Effective Time shall be the Bylaws of the Surviving Bank from and after the Effective Time until otherwise amended or repealed.

     2.4  Directors and Officers. The directors of Bank Atlanta in office
          ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Bank from and after the Effective Time in accordance with the Articles of Incorporation and Bylaws of the Surviving Bank. The officers of Bank Atlanta in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Bank from and after the Effective Time in accordance with the Bylaws of the Surviving Bank. In addition, as of the Effective Time, Premier may elect additional directors to the board of directors of the Surviving Bank and the board of directors may elect additional officers.

     2.5  Business of Surviving Bank.  The business of the Surviving Bank from
          --------------------------
and after the Effective Time shall continue to be that of a commercial bank organized under the laws of the State of Georgia. The business of the Surviving Bank shall be conducted from its main office located in Decatur, Georgia.

     2.6  Assumption of Rights.  At the Effective Time, the separate existence
          --------------------
and corporate organization of PMB shall be merged into and continued in the Surviving Bank. All rights, franchises, and interests of both PMB and Bank Atlanta in and to every type of property (real, personal, and mixed), and all choses in action of both PMB and Bank Atlanta shall be transferred to and vested in the Surviving Bank without any deed or other transfer. The Surviving Bank, upon consummation of the Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of incompetent persons, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by either PMB or Bank Atlanta at the Effective Time.

     2.7  Assumption of Liabilities. All liabilities and obligations of both PMB
          -------------------------
and Bank Atlanta of every kind and description shall be assumed by the Surviving Bank, and the Surviving Bank shall be bound thereby in the same manner and to the same extent that PMB and Bank Atlanta were so bound at the Effective Time.

                                  ARTICLE III
                                  -----------
                          MANNER OF CONVERTING SHARES
                          ---------------------------

     3.1  Conversion of Shares. Subject to the provisions of this Article III,
          --------------------
at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations or banks, as applicable, shall be converted as follows:

     (a) Each share of Premier Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of PMB Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of Surviving Bank Common Stock.

     (c) Each share of Bank Atlanta Common Stock (excluding shares held by Bank Atlanta or by any Premier Company, which shares shall be canceled as provided in
Section 3.3 of this Agreement, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.25 shares of Premier Common Stock, subject to possible adjustment as provided in Section 3.1(d) (the "Exchange Ratio"):

     (d) The Exchange Ratio shall be adjusted in the event both of the following conditions are satisfied:

          (1)  the Average Closing Price shall be less than the product of (i)
     0.80 and (ii) the Starting Price; and

          (2) (i) the quotient obtained by dividing the Average Closing Price by the Starting Price (such number being referred to herein as the "Premier Ratio") shall be less than (ii) the quotient obtained by dividing the Index Price on the Determination Date by the Index Price on the Starting Date (such number being referred to herein as the "Index Ratio").

In the event both of the above conditions are satisfied, the Exchange Ratio shall be increased to equal the quotient obtained by dividing (1) the sum of (i)
0.75 times the difference between the Starting Price and the Average Closing Price, and (ii) the Average Closing Price multiplied by the Exchange Ratio by
(2) the Average Closing Price. Following any such adjustment to the Exchange Ratio as provided in this Section 3.1(d), any references in this Agreement to the "Exchange Ratio" shall thereafter be deemed to refer to the "Exchange Ratio" as so adjusted. The provisions of this Section 3.1(d) are subject to the provisions of Section 10.1(j).

     For purposes of this Section 3.1(c), the following terms shall have the meanings indicated.

          "Average Closing Price" shall mean the average of the last sales prices of Premier Common Stock as reported on the American Stock Exchange, or such other stock exchange on which the Premier Common Stock is then traded (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) for the 10 consecutive full trading days in which such shares are traded ending at the close of trading on the Determination Date.

          "Determination Date" shall mean that date which is twenty-five (25) days after the date on which the Registration Statement is declared effective by the SEC.

          "Index Group"shall mean the 14 bank holding companies listed below, the common stocks of all of which shall be publicly traded and as to which there shall not have been, since the Starting Date and before the Determination Date, any public announcement of a proposal for such to be acquired or for such company to acquire another company or companies in transactions with a value exceeding 25% of the acquiror's market capitalization. In the event that any such company or companies are removed from the Index Group, the weights (which shall be determined based upon the number of outstanding shares of common stock) shall be redistributed proportionately for purposes of determining the Index Price. The 17 bank holding companies and the weights attributed to them are as follows:

               Bank Holding Companies               Weighting
          ------------------------------            ---------
          AmSouth Bancorporation                      7.81%
          BB&T Corporation                           13.62%
          CCB Financial                               1.77%
          Centura Banks, Inc.                         1.26%
          Compass Bancshares, Inc.                    5.03%
          Fifth Third Bancorp                        11.90%
          First Tennessee National Corporation        5.77%
          First Virginia Banks, Inc.                  2.22%
          Huntington Bancshares, Inc.                 9.30%
          Mercantile Bankshares, Inc.                 3.09%
          SouthTrust Corporation                      7.41%
          Summit Bancorp                              7.59%
          SunTrust Banks, Inc.                       14.24%
          Wachovia Corporation                        8.99%
                                                    -------
          Total                                     100.00%
                                                    =======

          "Index Price"on a given date shall mean the weighted average (weighted in accordance with the factors listed above) of the last sale prices of the companies composing the Index Group.

          "Starting Date" with regard to the Index Price shall mean May 19, 1999.

          "Starting Price" shall mean $20.75.

     3.2  Anti-Dilution Provisions. In the event Premier or Bank Atlanta changes
          ------------------------
the number of shares of Premier Common Stock or Bank Atlanta Common Stock, respectively, issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date therefor (in the case of a stock split or similar recapitalization) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3  Shares Held By Bank Atlanta or Premier.  Each of the shares of Bank
          ---------------------------------------
Atlanta Common Stock held by Bank Atlanta or by any Premier Company, in each case other than in a fiduciary capacity or in satisfaction of debts previously contracted, shall be canceled and retired at the Effective Time, and no consideration shall be issued in exchange therefor.

     3.4  Conversion of Stock Options.
          ---------------------------

     (a) At the Effective Time, all rights with respect to Bank Atlanta Common Stock pursuant to stock options granted by Bank Atlanta ("Bank Atlanta Options") under the Bank Atlanta Stock Plans, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Premier Common Stock, and Premier shall assume each Bank Atlanta Option, in accordance with the terms of the Bank Atlanta Stock Plan and stock option agreement by which it is evidenced. From and after the Effective Time,
(i) each Bank Atlanta Option assumed by Premier may be exercised solely for shares of Premier Common Stock, (ii) the number of shares of Premier Common Stock subject to such Bank Atlanta Option shall be equal to the number of shares of Bank Atlanta Common Stock subject to such Bank Atlanta Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iii) the per share exercise price under each such Bank Atlanta Option shall be adjusted by dividing the per share exercise price under each such Bank Atlanta Option by the Exchange Ratio and rounding down to the nearest cent. It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Bank Atlanta and Premier agree to take all necessary steps to effect the provisions of this Section 3.4.

     (b) Premier may, at its election, substitute, as of the Effective Time, stock options under the Premier Bancshares, Inc. 1997 Stock Option Plan (the "Premier Stock Option Plan") for all or a part of the Bank Atlanta Options, subject to the following conditions: (i) the requirements of Section 3.4(a) shall be met; (ii) such substitution shall not constitute a modification, extension or renewal of any of the Bank Atlanta Options which are incentive stock options; (iii) the substituted options shall continue in effect on substantially the same terms and conditions as contained in the document granting the Bank Atlanta Options; and (iv) each grant of a substitute option to any individual who shall be deemed subject to Section 16 of the 1934 Act shall have been specifically approved in advance by the full Board of Directors of Premier or by a committee consisting solely of "non-employee" directors as defined in Rule 16b-3. As soon as practicable following the Effective Time, Premier shall deliver to the participants receiving substitute options under the Premier Stock Option Plan an appropriate notice setting forth such participant's rights pursuant thereto. Premier has reserved under the Premier Stock Option Plan adequate shares of Premier Common Stock for delivery upon exercise of any such substituted options.

     3.5  Fractional Shares.  Notwithstanding any other provision of this
          ------------------
Agreement, each holder of shares of Bank Atlanta Common Stock exchanged pursuant to the Merger, or of options to purchase shares of Bank Atlanta Common Stock, who would otherwise have been entitled to receive a fraction of a share of Premier Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premier Common Stock multiplied by the market value of one share of Premier Common Stock at the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. The market value of one share of Premier Common Stock at the Effective Time or the date of exercise, as the case may be, shall be the last sale price of the Premier Common Stock on the American Stock Exchange, or such other exchange on which the Premier Common Stock is listed, (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source) on the last trading day preceding the Effective Time, in the case of shares exchanged pursuant to the Merger, or the date of exercise, in the case of options. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                  ARTICLE IV
                                  ----------
                              EXCHANGE OF SHARES
                              ------------------

     4.1  Exchange Procedures. Promptly after the Effective Time, Premier shall
          -------------------
cause SunTrust Bank, Atlanta, or such other exchange agent selected by Premier (the "Exchange Agent") to mail to the former holders of Bank Atlanta Common Stock appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of Bank Atlanta Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent. After the Effective Time, each holder of shares of Bank Atlanta Common Stock (other than shares to be canceled pursuant to Section 3.3 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Article III of this Agreement, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. Premier shall not be obligated to deliver the consideration to which any former holder of Bank Atlanta Common Stock is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the shares of Bank Atlanta Common Stock for exchange as provided in this Section 4.1. The certificate or certificates of Bank Atlanta Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither Premier, the Surviving Bank, nor the Exchange Agent shall be liable to a holder of Bank Atlanta Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2  Rights of Former Bank Atlanta Shareholders.  At the Effective Time,
          ------------------------------------------
the stock transfer books of Bank Atlanta shall be closed as to holders of Bank Atlanta Common Stock immediately prior to the Effective Time and no transfer of Bank Atlanta Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of
Section 4.1 of this Agreement, each certificate theretofore representing shares of

Bank Atlanta Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Article III of this Agreement in exchange therefor. To the extent permitted by Law, former holders of record of Bank Atlanta Common Stock shall be entitled to vote after the Effective Time at any meeting of Premier shareholders the number of whole shares of Premier Common Stock into which their respective shares of Bank Atlanta Common Stock are converted, regardless of whether such holders have exchanged their certificates representing Bank Atlanta Common Stock for certificates representing Premier Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Premier on the Premier Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Premier Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Bank Atlanta Common Stock issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such Bank Atlanta Common Stock certificate, both the Premier Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such certificate.

                                   ARTICLE V
                                   ---------
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------
                                OF BANK ATLANTA
                                ---------------

     Bank Atlanta hereby represents and warrants to Premier and PMB as follows:

     5.1  Organization, Standing, and Power. Bank Atlanta is a commercial bank
          ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia. Bank Atlanta has the power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Bank Atlanta is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta. Bank Atlanta is an "insured institution" as such term is defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits therein are insured by the Bank Insurance Fund to the maximum extent permitted by Law.

     5.2  Authority; No Breach By Agreement .
          ----------------------------------

     (a) Bank Atlanta has the power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Bank Atlanta Common Stock. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bank Atlanta, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Bank Atlanta Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Bank Atlanta. Subject to such requisite shareholder approval, this Agreement represents a legal, valid and binding obligation of Bank Atlanta, enforceable against Bank Atlanta in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b)  Except as disclosed in Section 5.2(b) of the Bank Atlanta Disclosure
                                                                   ----------
Memorandum, neither the execution and delivery of this Agreement by Bank
----------
Atlanta, nor the consummation by Bank Atlanta of the transactions contemplated hereby, nor compliance by Bank Atlanta with any of the provisions hereof will
(i) conflict with or result in a breach of any provision of Bank Atlanta's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of Bank Atlanta under, any Contract or Permit of Bank Atlanta, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to Bank Atlanta or any of its Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Bank Atlanta of the Merger and the other transactions contemplated in this Agreement.

     5.3  Capital Stock.
          --------------

     (a) The authorized capital stock of Bank Atlanta consists of 10,000,000 shares of Bank Atlanta Common Stock, of which 707,344 shares are issued and outstanding as of the date of this Agreement and not more than 787,010 shares will be issued and outstanding at the Effective Time (as a result of the exercise of outstanding options). All of the issued and outstanding shares of common stock of Bank Atlanta are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of Bank Atlanta Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of Bank Atlanta.

     (b) Except as set forth in Section 5.3(a) of this Agreement, or as disclosed in Section 5.3 of the Bank Atlanta Disclosure Memorandum, there are no
                                             ---------------------
shares of capital stock or other equity securities of Bank Atlanta outstanding and no outstanding Rights relating to the capital stock of Bank Atlanta.

     5.4  Bank Atlanta Subsidiaries.  Bank Atlanta has no Subsidiaries.
          --------------------------

     5.5  Financial Statements.  Bank Atlanta will disclose in Section 5.5 of
          ---------------------
the Bank Atlanta Disclosure Memorandum, and will deliver to Premier copies of,
                 ---------------------
all Bank Atlanta Financial Statements prepared for periods ended prior to the date hereof and will deliver to Premier copies of all Bank Atlanta Financial Statements prepared subsequent to the date hereof. The Bank Atlanta Financial Statements (as of the dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of Bank Atlanta, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly, the financial position of Bank Atlanta as of the dates indicated and the results of operations, changes in shareholders' equity, and cash flows of Bank Atlanta for the periods indicated, in accordance with GAAP (subject to any exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material in amount or effect).

     5.6  Absence of Undisclosed Liabilities.  Bank Atlanta does not have any
          -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta except Liabilities which are accrued or reserved against in the balance sheets of Bank Atlanta as of December 31, 1998 and March 31, 1999, included in the Bank Atlanta Financial Statements or reflected in the notes thereto. Bank Atlanta has not incurred or paid any Liability since March 31, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     5.7  Absence of Certain Changes or Events. Since March 31, 1999, except as
          ------------------------------------
disclosed in Section 5.7 of the Bank Atlanta Disclosure Memorandum, (a) there
                                             ---------------------
have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, and (b) Bank Atlanta has not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Bank Atlanta provided in Article VII of this Agreement.

     5.8  Tax Matters.
          ------------

     (a) All Tax returns required to be filed by or on behalf of Bank Atlanta have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before March 31, 1999, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Material Adverse Effect on Bank Atlanta, and all returns filed are complete and accurate to the Knowledge of Bank Atlanta. All Taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, except as reserved against in the Bank Atlanta Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8(a) of the Bank Atlanta Disclosure Memorandum. All
                                                ---------------------
Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid.

     (b)  Except as disclosed in Section 5.8(b) of the Bank Atlanta Disclosure
                                                                    ----------
Memorandum, Bank Atlanta has not executed an extension or waiver of any statute
----------
of limitations on the assessment or collection of any Tax due that is currently in effect, and no unpaid tax deficiency has been asserted in writing against or with respect to Bank Atlanta, which deficiency is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     (c) Adequate provision for any Taxes due or to become due for Bank Atlanta for the period or periods through and including the date of the respective Bank Atlanta Financial Statements has been made and is reflected on such Bank Atlanta Financial Statements.

     (d) Deferred Taxes of Bank Atlanta have been provided for in accordance with GAAP.

     (e) Bank Atlanta is in compliance with, and its records contain all information and documents (including, without limitation, properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     (f) There are no Liens with respect to Taxes upon any of the assets of Bank Atlanta.

     5.9  Allowance for Possible Loan Losses.  The allowance for possible loan
          ----------------------------------
or credit losses (the "Allowance") shown on the balance sheets of Bank Atlanta included in the most recent Bank Atlanta Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of Bank Atlanta included in the Bank Atlanta Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Bank Atlanta and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Bank Atlanta as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Bank Atlanta.

     5.10 Assets.  Except as disclosed in Section 5.10 of the Bank Atlanta
          ------
Disclosure Memorandum or as disclosed or reserved against in the Bank Atlanta
---------------------
Financial Statements, Bank Atlanta has good and marketable title, free and clear of all Liens, to all of its Assets. All material tangible properties used in the businesses of Bank Atlanta are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Bank Atlanta's past practices. All Assets which are material to Bank Atlanta's business or held under leases or subleases by Bank Atlanta, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of Bank Atlanta provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which Bank Atlanta is a named insured are reasonably sufficient. The Assets of Bank Atlanta include all assets required to operate the business of Bank Atlanta as presently conducted.

     5.11  Environmental Matters.  Except as disclosed in Section 5.11 of the
           ---------------------
Bank Atlanta Disclosure Memorandum:
             ---------------------

     (a) to the Knowledge of Bank Atlanta, Bank Atlanta, its Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for noncompliance which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     (b) to the Knowledge of Bank Atlanta, there is no Litigation pending or threatened before any court, governmental agency or authority or other forum in which Bank Atlanta or any of its Loan Properties or Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance with any Environmental Law or (ii) relating to the release into the Environment of any Hazardous Material, whether or not occurring at, on, under or involving a site owned, leased or operated by Bank Atlanta or any of its Loan Properties or Participation Facilities, except for such Litigation pending or threatened the resolution of which is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta and to the Knowledge of Bank Atlanta, there is no reasonable basis for any such Litigation.

     (c) to the Knowledge of Bank Atlanta, there have been no releases of Hazardous Material in, on, under or affecting any Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     5.12 Compliance with Laws. Bank Atlanta has in effect all Permits necessary
          --------------------
for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a

Material Adverse Effect on Bank Atlanta, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta. Except as disclosed in Section 5.12 of the Bank Atlanta Disclosure Memorandum,
                                                        ---------------------
Bank Atlanta:

     (a) is not in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta; and

     (b) has not received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that Bank Atlanta is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, or
(iii) requiring Bank Atlanta to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     5.13 Labor Relations.  Bank Atlanta is not the subject of any Litigation
          ----------------
asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving Bank Atlanta, pending or, to its Knowledge, threatened, nor, to its Knowledge, is there any activity involving Bank Atlanta's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.14 Employee Benefit Plans.
          -----------------------

     (a) Bank Atlanta will disclose in Section 5.14 of the Bank Atlanta Disclosure Memorandum and will deliver or make available to Premier copies in
---------------------
each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plans, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by Bank Atlanta or any Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Bank Atlanta Benefit Plans"). Any of the Bank Atlanta Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a

 "Bank Atlanta ERISA Plan." Each Bank Atlanta ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue
Code) is referred to herein as a "Bank Atlanta Pension Plan." No Bank Atlanta Pension Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

     (b) All Bank Atlanta Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta. Each Bank Atlanta ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Bank Atlanta is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of Bank Atlanta, neither Bank Atlanta nor any other party has engaged in a transaction with respect to any Bank Atlanta Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Bank Atlanta to a tax or penalty imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     (c) Neither Bank Atlanta nor any ERISA Affiliate of Bank Atlanta has any past, present or future obligation or liability to contribute to any multi-employer plan, as defined in Section 3(37) of ERISA.

     (d) Except as disclosed in Section 5.14(d) of the Bank Atlanta Disclosure
                                                                    ----------
Memorandum, (i) Bank Atlanta does not have any obligations for retiree health
----------
and life benefits under any of the Bank Atlanta Benefit Plans, except as required by Section 6.01 of ERISA and Section 4980B of the Internal Revenue Code; (ii) there are no restrictions on the rights of Bank Atlanta to amend or terminate any such Plan; and (iii) any amendment or termination of any such Plan will not cause Bank Atlanta to incur any Liability that is reasonably likely to have a Material Adverse Effect on Bank Atlanta.

     (e) Except as disclosed in Section 5.14(e) of the Bank Atlanta Disclosure
                                                                    ----------
Memorandum, neither the execution and delivery of this Agreement nor the
----------
consummation of the transactions contemplated hereby or thereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of Bank Atlanta from Bank Atlanta under any Bank Atlanta Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Bank Atlanta Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

     (f) The actuarial present values of all accrued deferred compensation entitlements (including, without limitation, entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of Bank Atlanta and their respective beneficiaries have been fully reflected on the Bank Atlanta Financial Statements to the extent required by and in accordance with GAAP.

     (g) Bank Atlanta and each ERISA Affiliate of Bank Atlanta has complied with the continuation of coverage requirements of Section 1001 of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and ERISA Sections 601 through 608.

     (h) Neither Bank Atlanta nor any ERISA Affiliate of Bank Atlanta is obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Section 280G(b) of the Internal Revenue Code (determined without regard to Section 280G(b)(2)(A)(ii) of the Internal Revenue Code).

     (i) Other than routine claims for benefits, there are no actions, audits, investigations, suits or claims pending, or threatened against any Bank Atlanta Benefit Plan, any trust or other funding agency created thereunder, or against any fiduciary of any Bank Atlanta Benefit Plan or against the assets of any Bank Atlanta Benefit Plan.

     5.15 Material Contracts.  Except as disclosed in Section 5.15 of the Bank
          -------------------
Atlanta Disclosure Memorandum or otherwise reflected in the Bank Atlanta
        ---------------------
Financial Statements, Bank Atlanta is not, nor are any of its respective Assets, businesses or operations, a party to, or bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $10,000, excluding "at will" employment arrangements,
(b) any Contract relating to the borrowing of money by Bank Atlanta or the guarantee by Bank Atlanta of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, Federal Home Loan Bank advances, fully-secured repurchase agreements, trade payables, and Contracts relating to borrowings or guarantees made in the ordinary course of business), and (c) any other Contract (excluding this Agreement) or amendment thereto that is required to be filed as an exhibit to a Form 10-K or Form 10-Q filed by Bank Atlanta with the SEC as of the date of this Agreement if Bank Atlanta were required to file a Form 10-K or Form 10-Q with the SEC (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "Bank Atlanta Contracts"). Bank Atlanta is not in Default under any Bank Atlanta Contract, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta. All of the indebtedness of Bank Atlanta for money borrowed is prepayable at any time by Bank Atlanta without penalty or premium.

     5.16 Legal Proceedings.  Except as disclosed in Section 5.16 of the Bank
          ------------------
Atlanta Disclosure Memorandum, there is no Litigation instituted or pending, or,
        ---------------------
to the Knowledge of Bank Atlanta, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against Bank Atlanta, or against any Asset, interest, or right of Bank Atlanta, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against Bank Atlanta, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta.

     5.17 Reports.  Since January 1, 1997, Bank Atlanta has timely filed all
          --------
reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the Regulatory Authorities, and (b) any applicable state securities or banking authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Bank Atlanta). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document to Bank Atlanta's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct. No statement, certificate, instrument or
          ---------------------------
other writing furnished or to be furnished by Bank Atlanta or any Affiliate thereof to Premier pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by Bank Atlanta or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by Bank Atlanta or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Bank Atlanta's shareholders in connection with the Bank Atlanta Shareholders' Meeting, and any other documents to be filed by Bank Atlanta or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Bank Atlanta, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Bank Atlanta Shareholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Bank Atlanta Shareholders' Meeting. All documents that Bank Atlanta or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Accounting, Tax and Regulatory Matters.  Neither Bank Atlanta nor
          ---------------------------------------
any Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the second sentence of such Section. To the Knowledge of Bank Atlanta, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).

     5.20 Charter Provisions.  Bank Atlanta has taken all action so that the
          ------------------
entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of Bank Atlanta or restrict or impair the ability of Premier to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Bank Atlanta that may be acquired or controlled by it.

     5.21 Millennium Compliance.  Bank Atlanta represents and warrants that it
          ---------------------
has tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. Bank Atlanta further represents and warrants that it has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by Bank Atlanta will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem. Except as disclosed in Section 5.21 of the Bank Atlanta Disclosure Memorandum, Bank Atlanta further represents and warrants that it has
---------------------
contacted and received assurances from all key suppliers of goods and services to Bank Atlanta, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such suppliers will not be the subject of failures in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem.

                                  ARTICLE VI
                                  ----------
               REPRESENTATIONS AND WARRANTIES OF PREMIER AND PMB
               -------------------------------------------------

     Premier, and where applicable, PMB, hereby represents and warrants to Bank Atlanta as follows:

     6.1  Organization, Standing, And Power.  Premier is a corporation duly
          ----------------------------------
organized, validly existing, and in good standing under the Laws of the State of Georgia, and is duly registered as a bank holding company under the BHC Act.
PMB is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. Premier has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. Premier is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.2  Authority; No Breach by Agreement.
          ----------------------------------

     (a) Premier and PMB have the corporate power and authority necessary to execute, deliver and perform their respective obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premier and PMB. This Agreement represents a legal, valid and binding obligation of both Premier and PMB, enforceable against Premier and PMB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b)  Except as set forth in Section 6.2(b) of the Premier Disclosure
                                                               ----------
Memorandum, neither the execution and delivery of this Agreement by Premier, nor
----------
the consummation by Premier of the transactions contemplated hereby, nor compliance by Premier with any of the provisions hereof will (i) conflict with or result in a breach of any provision of Premier's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premier Company under, any Contract or Permit of any Premier Company, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any Premier Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, no notice to, filing with, or Consent of any public body or authority is necessary for the consummation by Premier and PMB of the Merger and the other transactions contemplated in this Agreement.

     (d) Neither the execution and delivery of this Agreement by PMB, nor the consummation by PMB of the transactions contemplated hereby, nor compliance by PMB with any of the provisions thereof, will conflict with or result in a breach of any provision of PMB's Articles of Incorporation or Bylaws, or Contract or agreement by which it or its Assets is bound, the breach of which would have a Material Adverse Effect on PMB.

     6.3  Capital Stock.
          --------------

     (a) The authorized capital stock of Premier consists of (i) 60,000,000 shares of Premier Common Stock, of which 26,113,676 shares were issued and outstanding as of the date of this

Agreement, and (ii) 2,000,000 shares of Premier Preferred Stock, of which 40,770 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Premier Common Stock are, and all of the shares of Premier Common Stock to be issued in exchange for shares of Bank Atlanta Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement and the Registration Statement, will be duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Premier Common Stock has been, and none of the shares of Premier Common Stock to be issued in exchange for shares of Bank Atlanta Common Stock upon consummation of the Merger will be issued in violation of any preemptive rights of the current or past shareholders of Premier.

     (b) The authorized capital stock of PMB consists of 1,000 shares of PMB Common Stock, of which 100 shares were issued and outstanding as of the date of this Agreement.

     (c) Premier has issued $29,639,175 of 9.00% Subordinated Debentures to Premier Capital Trust I, a statutory business trust organized and existing under the laws of the State of Delaware. The Subordinated Debentures will mature on December 31, 2027. The Subordinated Debentures were purchased by Premier Capital Trust I with the proceeds of the public offering of 1,150,000 shares of 9.00% Cumulative Trust Preferred Securities and sale of Common Securities to Premier. Premier owns all of the Common Securities issued by Premier Capital Trust I. The Common Securities and the Preferred Securities represent undivided beneficial interests in the assets of Premier Capital Trust I.

     (d) Except as set forth in Section 6.3(a) of this Agreement, or as disclosed in Section 6.3(c) of the Premier Disclosure Memorandum there are no
                                           ---------------------
shares of capital stock or other equity securities of Premier outstanding and no outstanding Rights relating to the capital stock of Premier.

     6.4  Financial Statements.  The Premier Financial Statements (as of the
          ---------------------
dates thereof and for the periods covered thereby) (a) are, or if dated after the date of this Agreement will be, in accordance with the books and records of the Premier Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (b) present or will present, as the case may be, fairly the consolidated financial position of the Premier Companies as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows of the Premier Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not Material in amount or effect).

     6.5  Absence of Undisclosed Liabilities.   No Premier Company has any
          -----------------------------------
Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Premier as of December 31, 1998 and March 31, 1999, included in the Premier Financial Statements or reflected in the notes thereto. No Premier Company has incurred or paid any Liability since March

31, 1999, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.6  Absence of Certain Changes or Events. Since March 31, 1999, except as
          ------------------------------------
disclosed in SEC Documents filed by Premier prior to the date of this Agreement and except as disclosed in Section 6.6 of the Premier Disclosure Memorandum, (a)
                                                      ---------------------
there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and (b) the Premier Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a Material breach or violation of any of the covenants and agreements of Premier provided in Article VII of this Agreement.

     6.7  Compliance with Laws.  Premier is duly registered as a bank holding
          ---------------------
company under the BHC Act. Each Premier Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Except as disclosed in
Section 6.7 of the Premier Disclosure Memorandum, none of the Premier Companies:
                           ---------------------

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier; and

     (b) has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Premier Company is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, or (iii) requiring any Premier Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

     6.8  Legal Proceedings. Except as disclosed in Section 6.8 of the Premier
          -----------------
Disclosure Memorandum, there is no Litigation instituted or pending, or, to the
---------------------
Knowledge of Premier, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Premier Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier, nor are there any Orders of any Regulatory

Authorities, other governmental authorities, or arbitrators outstanding against any Premier Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier.

     6.9   Statements True And Correct.  No statement, certificate, instrument
           ---------------------------
or other writing furnished or to be furnished by any Premier Company or any Affiliate thereof to Bank Atlanta pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in the Registration Statement to be filed by Premier with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Premier Company or any Affiliate thereof for inclusion in any documents to be filed by any Premier Company or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any Premier Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.10  Accounting, Tax And Regulatory Matters.  No Premier Company or any
           --------------------------------------
Affiliate thereof has taken any action, or agreed to take any action, or has any Knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or treatment as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement. To the Knowledge of Premier, there exists no fact, circumstance, or reason why the requisite Consents referred to in Sections 9.1(b) and (c) of this Agreement cannot be received in a timely manner without the imposition of any condition or restriction of the type described in the second sentence of such Sections 9.1(b) and (c).

     6.11  Premier Subsidiaries.  Premier has disclosed in Section 6.11 of the
           --------------------
Premier Disclosure Memorandum all of the Premier Subsidiaries as of the date of
        ---------------------
this Agreement.  Except as disclosed in Section 6.11 of the Premier Disclosure
                                                                    ----------
Memorandum, Premier or one of its Subsidiaries owns all of the issued and
----------
outstanding shares of capital stock of each Premier Subsidiary. No equity securities of any Premier Subsidiary are or may become required to be issued (other than to another Premier Company) by reason of any Rights, and there are no Contracts by which any Premier Subsidiary is bound to issue (other than to another Premier Company) additional shares of its capital stock or Rights, or by which any Premier Company is or may be bound to transfer any shares of the capital stock of any Premier Subsidiary (other than to another Premier Company). There are no Contracts relating to the rights of any Premier Company to vote or to dispose of any shares of the capital stock of any Premier Subsidiary. All of the shares of capital stock of each Premier Subsidiary held by a Premier Company are fully paid and nonassessable under the applicable Law of the jurisdiction in which such Subsidiary is incorporated or organized. Each Premier Subsidiary is either a bank, a savings association, a corporation or a limited liability company and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is organized and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Premier Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier. Each Premier Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund, as appropriate.

     6.12  Reports.  Since January 1, 1997, each Premier Company has timely
           -------
filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (a) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and Proxy Statements, (b) other Regulatory Authorities, and (c) any applicable state securities or banking authorities (except failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on Premier). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respect with all applicable Laws. As of its respective date, each such report and document to Premier's Knowledge did not, in any material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.13  Millennium Compliance.  Premier represents and warrants that it has
           ---------------------
tested and assessed its software, hardware, and other computer equipment to ensure that there will not be a Year 2000 Problem. Premier further represents and warrants that it has prepared and implemented a written plan of action to ensure that the software, hardware, and other computer equipment owned, licensed, or used by Premier will not be the subject of a failure in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem. Premier further represents and warrants that it has contacted and received assurances from all key suppliers of goods and services to Premier, including but not limited to suppliers of computer software, computer hardware, and other computer equipment, that each of the software, hardware, and other computer equipment owned, licensed, or used by such suppliers will not be the subject of failures in any such software, hardware, or other computer equipment as a result of a Year 2000 Problem.

     6.14  Allowance For Possible Loan Losses.  The allowance for possible loan
           ----------------------------------
or credit losses (the "Allowance") shown on the balance sheets of Premier included in the most recent Premier Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the balance sheets of Premier included in the Premier Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of Premier and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by Premier as of the dates thereof except where the failure of such Allowance to be so adequate is not reasonably likely to have a Material Adverse Effect on Premier.

                                  ARTICLE VII
                                  -----------
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

     7.1   AFFIRMATIVE COVENANTS OF BANK ATLANTA.  Unless the prior written
           -------------------------------------
consent of Premier shall have been obtained, and except as otherwise contemplated herein or disclosed in the Bank Atlanta Disclosure Memorandum, Bank
                                                     ---------------------
Atlanta shall from the date of this Agreement until the Effective Time or termination of this Agreement: (a) operate its business in the usual, regular and ordinary course; (b) preserve intact its business organization and Assets and maintain its rights and franchises; (c) use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.2   NEGATIVE COVENANTS OF BANK ATLANTA.  Except as disclosed in the Bank
           ----------------------------------
Atlanta Disclosure Memorandum, from the date of this Agreement until the earlier
        ---------------------
of the Effective Time or the termination of this Agreement, Bank Atlanta covenants and agrees that it will not do or agree or commit to do any of the following without the prior written consent of the chief executive officer of Premier, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of Bank Atlanta, or

     (b) incur any additional debt obligation or other obligation for borrowed money in excess of an aggregate of $50,000 except in the ordinary course of the business of Bank Atlanta consistent with past practices (which shall include creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of Bank Atlanta of any material Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, Federal Home Loan Bank advances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Bank Atlanta Disclosure Memorandum); or
---------------------

     (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of Bank Atlanta, or declare or pay any dividend or make any other distribution in respect of the Bank Atlanta Common Stock; provided, however, that Bank Atlanta shall be permitted to pay quarterly cash dividends to its shareholders prior to the Effective Date, in an amount equal to the quarterly dividend paid by Premier multiplied by the Exchange Ratio; provided, however, that such dividends, or the amount of such dividends, will not cause the Merger to be accounted for as a "purchase," as determined in the sole discretion of Premier's independent public accountants prior to the payment of any such dividend; or

     (d) except for this Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Bank Atlanta Disclosure Memorandum, issue, sell, pledge, encumber, authorize the
        ---------------------
issuance of or enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of or otherwise permit to become outstanding, any additional shares of Bank Atlanta Common Stock or any other shares of capital stock of Bank Atlanta, or any stock appreciation rights, or any option, warrant, conversion, or other right to acquire any such stock, or any security convertible into any such stock; or

     (e)   except as disclosed in Section 7.2(e) of the Bank Atlanta Disclosure
                                                                     ----------
Memorandum, adjust, split, combine or reclassify any capital stock of Bank
----------
Atlanta or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bank Atlanta Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $50,000 other than in the ordinary course of business for reasonable and adequate consideration; or

     (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities or securities of like maturity or grade or general obligations of states and municipalities, purchase any securities or make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person; or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (ii) acquisitions of control by Bank Atlanta in its fiduciary capacity; or

     (g) grant any increase in compensation or benefits to any employee of Bank Atlanta whose annual salary exceeds $35,000 (including such discretionary increases as may be contemplated by existing employment agreements), except in accordance with past practice or previously approved by the Board of Directors of Bank Atlanta, in each case as disclosed in Section 7.2(g) of the Bank Atlanta Disclosure Memorandum or as required by Law; pay any severance or termination
---------------------
pay or any bonus other than pursuant to policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Bank Atlanta Disclosure Memorandum; enter into or amend any severance agreements with
        ---------------------
officers of Bank Atlanta; grant any general increase in compensation to all employees; grant any increase in fees or other increases in compensation or other benefits to directors of Bank Atlanta; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits; or

     (h) enter into or amend any employment Contract between Bank Atlanta and any Person (unless such amendment is required by Law) that Bank Atlanta does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (i) adopt any new employee benefit plan of Bank Atlanta or make any material change in or to any existing employee benefit plans of Bank Atlanta other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

     (k)   except as disclosed in the Bank Atlanta Disclosure Memorandum,
                                                   ---------------------
commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of Bank Atlanta for money damages in excess of $50,000 or which imposes material restrictions upon the operations of Bank Atlanta; or

     (l) except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims.

     7.3   Affirmative Covenants Of Premier. Unless the prior written consent
           ---------------------------------
of Bank Atlanta shall have been obtained, and except as otherwise contemplated herein or as disclosed in the Premier Disclosure Memorandum, Premier shall, and
                                      ---------------------
shall cause each of its Subsidiaries, from the date of this Agreement until the Effective Time or termination of this Agreement: (a) to operate its business in the usual, regular and ordinary course; (b) to preserve intact its business organization and Assets and maintain its rights and franchises; (c) to use its reasonable efforts to cause its representations and warranties to be correct at all times; and (d) to take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentence of Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect in any material respect the ability of either Party to perform its covenants and agreements under this Agreement.

     7.4   Adverse Changes In Condition. Each Party agrees to give written
           ----------------------------
notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (a) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (b) is reasonably likely to cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5   Reports.  Each Party and its Subsidiaries shall file all reports
           -------
required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed.

                                  ARTICLE VII
                                  -----------
                             ADDITIONAL AGREEMENTS
                             ---------------------

     8.1   Registration Statement; Proxy Statement; Shareholder Approval.
           -------------------------------------------------------------

     (a) As soon as reasonably practicable after execution of this Agreement, Premier shall file the Registration Statement with the SEC, provided Bank Atlanta has provided, on a reasonably timely basis, all information concerning Bank Atlanta necessary for inclusion in the Registration Statement, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act as soon as reasonably practicable after the filing thereof and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Premier Common Stock upon consummation of the Merger. Bank Atlanta shall furnish all information concerning it and the holders of its capital stock as Premier may reasonably request in connection with such action.

     (b) Bank Atlanta shall call a Shareholders' Meeting, to be held within forty-five (45) days after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as Bank Atlanta deems appropriate.

     (c) In connection with the Bank Atlanta Shareholders' Meeting, (i) Premier shall prepare and file with the SEC, on Bank Atlanta's behalf, a Proxy Statement (which shall be included in the Registration Statement); (ii) Bank Atlanta shall mail the Proxy Statement to all of its shareholders; (iii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Proxy Statement; (iv) the Board of Directors of Bank Atlanta shall recommend (subject to compliance with the fiduciary duties of the members of the Board of Directors as advised by counsel) to its shareholders the approval of this Agreement; and (v) the Board of Directors and officers of Bank Atlanta shall use their reasonable efforts to obtain such shareholders' approval (subject to compliance with their fiduciary duties as advised by counsel).

     8.2   Exchange Listing. Premier shall use its reasonable efforts to list,
           ----------------
prior to the Effective Time, on the American Stock Exchange, or such other stock exchange on which the Premier Common Stock is then listed, the shares of Premier Common Stock to be issued to the holders of Bank Atlanta Common Stock pursuant to the Merger.

     8.3   Applications.  Premier shall promptly prepare and file, and Bank
           ------------
Atlanta shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement.

     8.4   Agreement As To Efforts To Consummate.  Subject to the terms and
           -------------------------------------
conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, as promptly as practicable so as to permit consummation of the Merger at the earliest possible date and to otherwise enable consummation of the transactions contemplated hereby and shall cooperate fully with the other Parties hereto to that end (it being understood that any amendments to the Registration Statement filed by Premier in connection with the Premier Common Stock to be issued in the Merger shall not violate this covenant), including, without limitation, using its reasonable best efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article IX of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

     8.5   Investigation And Confidentiality.
           ---------------------------------

     (a) Prior to the Effective Time, each Party will keep the other Parties advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Parties to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Parties reasonably request, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Parties.

     (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Parties concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return all documents and copies thereof and all work papers containing confidential information received from the other Parties.

     (c) Each Party agrees to give the other Parties notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Parties which it has discovered and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Parties or which has had or is reasonably likely to have a Material Adverse Effect on the other Parties.

     8.6   Press Releases.  Prior to the Effective Time, Premier and Bank
           --------------
Atlanta shall agree with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this
Section 8.6 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.7   Acquisition Proposals.  Except with respect to this Agreement and
           ---------------------
the transactions contemplated hereby, neither Bank Atlanta nor any Affiliate of Bank Atlanta nor any investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by Bank Atlanta shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent necessary to comply with the fiduciary duties of Bank Atlanta's Board of Directors as advised by counsel, neither Bank Atlanta nor any Affiliate or Representative of Bank Atlanta shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but Bank Atlanta may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations as advised by counsel. Bank Atlanta shall promptly notify Premier orally and in writing in the event that Bank Atlanta receives any inquiry or proposal relating to any such transaction. Unless the prior written consent of Premier is obtained, Bank Atlanta shall (a) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (b) direct and use its reasonable efforts to cause all of its Representatives not to engage in any of the foregoing.

     8.8   Accounting And Tax Treatment.  Each of the Parties undertakes and
           ----------------------------
agrees to use its reasonable best efforts to cause the Merger to qualify, and to take no action which would cause the Merger not to qualify, for treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes. Each of the Parties further undertakes and agrees to use its reasonable best efforts to cause the Merger to be eligible, and to take no action which would cause the Merger not to be eligible, to be accounted for as a "pooling of interests."

     8.9   Agreement Of Affiliates.  Bank Atlanta has disclosed in Section 8.9
           -----------------------
of the Bank Atlanta Disclosure Memorandum all Persons whom it reasonably
                    ---------------------
believes is an "affiliate" of Bank Atlanta for purposes of Rule 145 under the 1933 Act. Bank Atlanta shall use its reasonable best efforts to cause each such Person to deliver to Premier and Bank Atlanta, not later than thirty (30) days after the date of this Agreement, a written agreement, substantially in the form of Exhibit "1", providing that such Person will not sell, pledge, transfer or
   -----------
otherwise dispose of the shares of Bank Atlanta Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer or otherwise dispose of the shares of Premier Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder. Premier shall be entitled to place restrictive legends upon certificates for shares of Premier Common Stock issued to Affiliates of Bank Atlanta pursuant to this Agreement to enforce the provisions of this Section
8.9. Premier shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Premier Common Stock by such Affiliates.

     8.10  EMPLOYEE BENEFITS AND CONTRACTS.
           -------------------------------

     (a) Following the Effective Time, Premier shall provide generally to officers and employees of Bank Atlanta who, at or after the Effective Time, become employees of a Premier Company, employee benefits under employee benefit plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Premier Companies to their similarly situated officers and employees. For purposes of participation under such employee benefit plans, the service of the employees of Bank Atlanta prior to the Effective Time shall be treated as service with a Premier Company participating in such employee benefit plans, provided that, with respect to any employee benefit plan where the benefits are funded through insurance, the granting of such service shall be subject to the consent of the appropriate insurer and may be conditioned upon an employee's participation in a Bank Atlanta Benefit Plan of the same type immediately prior to the Effective Time.

     (b) Premier and its Subsidiaries also shall honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.10(b) of the Bank Atlanta Disclosure Memorandum
                                                           ---------------------
between Bank Atlanta and any current or former director, officer, or employee thereof and all provisions for vested benefits accrued through the Effective Time under the Bank Atlanta Benefit Plans.

     8.11  Other Acquisitions, Mergers, Or Combinations Involving A Premier
           ----------------------------------------------------------------
Company. Notwithstanding anything contained in this Agreement to the contrary,
-------
Premier or any Premier Company may enter into and consummate an acquisition, merger, or combination of, with, or involving any bank, bank holding company, thrift, thrift holding company, mortgage company, or other financial services company without the prior consent of Bank Atlanta.

     8.12  Indemnification.
           ---------------

     (a) Subject to the conditions set forth in paragraph (b) below, for a period of six (6) years after the Effective Time, Premier shall indemnify, defend, and hold harmless the present and former directors, officers, employees, and agents of Bank Atlanta (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the full extent permitted under Georgia Law and by Bank Atlanta's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by Premier is required to effect any indemnification, Premier shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Premier and the Indemnified Party.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) above, upon learning of any such Liability or Litigation within the six (6) year period after the Effective Time, shall promptly notify Premier within ten (10) days thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) Premier shall have the right to assume the defense thereof and Premier shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Premier elects not to assume such defense or counsel for the Indemnified Parties and advises that there are substantive issues which raise conflicts of interest between Premier and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Premier shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Premier shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) Premier shall not be liable for any settlement effected without its prior written consent; and provided further that Premier shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (c) If Premier or any of its successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of Premier shall assume the obligations set forth in this Section 8.12.

     (d) The provisions of this Section 8.12 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party, his or her heirs and representatives.

                                  ARTICLE IX
                                  ----------
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

     9.1   Conditions To Obligations Of Each Party.  The respective obligations
           ---------------------------------------
of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6 of this Agreement:

     (a)   Shareholder Approval.  The shareholders of Bank Atlanta shall have
           --------------------
approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, the American Stock Exchange, Inc., or other stock exchange on which the Premier Common Stock is then listed, or by the provisions of any governing instruments.

     (b)   Regulatory Approvals.   All Consents of, filings and registrations
           --------------------
with, and notifications to all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner

(including, without limitation, requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (c)  Consents and Approvals. Each Party shall have obtained any and
               ----------------------
all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such Party. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (d)  Registration Statement. The Registration Statement shall be
               ----------------------
effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of the Premier Common Stock issuable pursuant to the Merger shall have been received.

          (e)  Exchange Listing. The shares of Premier Common Stock issuable
               ----------------
pursuant to the Merger shall have been approved for listing on the American Stock Exchange, or such other stock exchange on which the Premier Common Stock is then listed.

          (f)  Tax Matters. Premier and Bank Atlanta shall have received a
               -----------
written opinion of counsel from Womble Carlyle Sandridge & Rice, PLLC, in form reasonably satisfactory to them (the "Tax Opinion"), to the effect that for federal income tax purposes (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Bank Atlanta Common Stock for Premier Common Stock will not give rise to gain or loss to the shareholders of Bank Atlanta with respect to such exchange (except to the extent of any cash received), and (iii) neither Premier nor Bank Atlanta will recognize gain or loss as a consequence of the Merger. In rendering such Tax Opinion, counsel shall be entitled to rely upon representations of officers of Premier and Bank Atlanta reasonably satisfactory in form and substance to such counsel.

          (g)  Affiliate Agreements. The Parties shall have received from each
               --------------------
affiliate of Bank Atlanta the affiliates agreement referred to in Section 8.9 hereof.

          (h)  Pooling of Interests Letter. The Parties shall have received a
               ---------------------------
letter from Ernst & Young, L.L.P., and from Mauldin & Jenkins, LLC dated as of the Effective Time, to the effect that the Merger will qualify for pooling-of-interests accounting treatment under Accounting Principles Board Opinion No. 16 if closed and consummated in accordance with this Agreement.

          9.2  Conditions to Obligations of Premier. The obligations of Premier
               ------------------------------------
to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premier pursuant to Section 11.6(a) of this Agreement:

          (a)  Representations and Warranties. For purposes of this Section
               ------------------------------
9.2(a), the accuracy of the representations and warranties of Bank Atlanta set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Bank Atlanta set forth in Section 5.3 of this Agreement shall be true and correct (except for inaccuracies which are de minimis in amount). The representations and warranties of Bank Atlanta set forth in Section 5.19,
Section 5.20 and Section 5.21 of this Agreement shall be true and correct in all Material respects. There shall not exist inaccuracies in the representations and warranties of Bank Atlanta set forth in this Agreement (excluding the representations and warranties set forth in Sections 5.3, 5.19, 5.20 and 5.21) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have, a Material Adverse Effect on Bank Atlanta; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)  Performance of Agreements and Covenants. Each and all of the
               ---------------------------------------
agreements and covenants of Bank Atlanta to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all Material respects.

          (c)  Certificates. Bank Atlanta shall have delivered to Premier (i) a
               ------------
certificate, dated as of the Effective Time and signed on its behalf by its president and its chief financial officer, to the effect that the conditions of its obligations set forth in Sections 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) a certificate, dated as of the Effective Time and signed on its behalf by its secretary, which certificate shall include certified copies of resolutions duly adopted by Bank Atlanta's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, certified copies of Bank Atlanta's Articles of Incorporation, and certified copies of Bank Atlanta's Bylaws, all in such reasonable detail as Premier and its counsel shall request.

          (d)  Opinion of Counsel. Bank Atlanta shall have delivered to Premier
               ------------------
an opinion of Powell, Goldstein, Frazer & Murphy, LLP, counsel to Bank Atlanta, dated as of the Effective Time, in form reasonably satisfactory to Premier, as to the matters set forth in Exhibit "2" hereto.
                            -----------

          (e)  Claims/Indemnification Letters. Each of the directors and
               ------------------------------
officers of Bank Atlanta shall have executed and delivered to Premier letters in substantially the form of Exhibit "3" hereto.
                          -----------

          (f)  Litigation. No preliminary or permanent injunction or other order
               ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Premier, it is not in the best interests of the shareholders of Premier to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's ownership or operation of all or a material portion of Premier's or Bank Atlanta's business or assets, or compel Premier to dispose of or hold separate all or a material portion of Premier's or Bank Atlanta's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Premier based upon a legal opinion from counsel, could result in the relief sought being obtained.

          (g)  Support Agreements. Within ten (10) calendar days of the
               ------------------
execution of this Agreement, each member of the Board of Directors of Bank Atlanta shall have executed and delivered to Premier a Support Agreement substantially in the form of Exhibit 5 to this Agreement.
                             ---------

          9.3  Conditions to Obligations of Bank Atlanta. The obligations of
               -----------------------------------------
Bank Atlanta to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Bank Atlanta pursuant to Section 11.6(b) of this Agreement:

          (a)  Representations and Warranties. For purposes of this Section
               ------------------------------
9.3(a), the accuracy of the representations and warranties of Premier and PMB set forth or referred to in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Premier set forth in Section 6.10 and Section 6.13 of this Agreement shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties set forth in this Agreement (excluding the representations and warranties set forth in Sections 6.10) such that the aggregate effect of such inaccuracies would have, or is reasonably likely to have a Material Adverse Effect on Premier; provided that, for purposes of this sentence only, those representations and warranties which are qualified by reference to "Material" or "Material Adverse Effect" shall be deemed not to include such qualifications.

          (b)  Performance of Agreements and Covenants. Each and all of the
               ---------------------------------------
agreements and covenants of Premier to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (c)  Certificates. Premier shall have delivered to Bank Atlanta (i) a
               ------------
certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this

Agreement have been satisfied, and (ii) a certificate, dated as of the Effective Time and signed on its behalf by its secretary, which certificate shall include certified copies of resolutions duly adopted by Premier's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, certified copies of Premier's Articles of Incorporation, and certified copies of Premier's Bylaws, all in such reasonable detail as Bank Atlanta and its counsel shall request.

          (d)  Opinion of Counsel. Premier shall have delivered to Bank Atlanta
               ------------------
an opinion of Womble Carlyle Sandridge & Rice, PLLC, counsel to Premier, dated as of the Effective Time, in form reasonably acceptable to Bank Atlanta, as to matters set forth in Exhibit "4" hereto.
                     ----------

          (e)  Litigation. No preliminary or permanent injunction or other order
               ----------
by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect, nor any action therefor initiated which, in the good faith judgment of the Board of Directors of Bank Atlanta, it is not in the best interests of the shareholders of Bank Atlanta to contest; and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger; or (ii) seeking to prohibit Premier's ownership or operation of all or a material portion of Premier's or Bank Atlanta's business or assets, or compel Premier to dispose of or hold separate all or a material portion of Premier's or Bank Atlanta's business or assets as a result of the Merger, which, in any case, in the reasonable judgment of Bank Atlanta based upon a legal opinion from counsel, could result in the relief sought being obtained.

          (f)  Bank Atlanta Fairness Opinion. Bank Atlanta shall have received
               -----------------------------
from The Carson Medlin Company, a letter, dated not more than five (5) business days prior to the date of the Registration Statement, to the effect that, in the opinion of such firm, the consideration to be paid to Bank Atlanta shareholders in connection with the Merger is fair, from a financial point of view, to the shareholders of Bank Atlanta.

                                   ARTICLE X
                                   ---------
                                  TERMINATION
                                  -----------

          10.1 Termination. Notwithstanding any other provision of this
               -----------
Agreement, and notwithstanding the approval of this Agreement by the shareholders of Bank Atlanta, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

          (a) By mutual consent of the Board of Directors of Bank Atlanta and the Board of Directors of Premier; or

          (b) By the Board of Directors of either Premier or Bank Atlanta in the event of a Material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger; or

          (c) By the Board of Directors of either Premier or Bank Atlanta in the event of a Material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty
(30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching Party the ability to refuse to consummate the Merger; or

          (d) By the Board of Directors of either Premier or Bank Atlanta in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) if the shareholders of Bank Atlanta fail to vote their approval of this Agreement and the transactions contemplated hereby as required by the Financial Institutions Code of Georgia and the GBCC at the Shareholders' Meeting where the transactions were presented to such shareholders for approval and voted upon; or

          (e) By the Board of Directors of either Premier or Bank Atlanta in the event that the Merger shall not have been consummated on or before November 30, 1999, but only if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(e); or

          (f) By the Board of Directors of either Premier or Bank Atlanta (provided that the terminating Party is not then in breach of any representation or warranty contained in this Agreement or in the material breach of any covenant or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger (other than as contemplated by Section 10.1(d) of this Agreement) cannot be satisfied or fulfilled by the date specified in Section 10.1(e) of this Agreement; or

          (g) By the Board of Directors of Premier, at any time, if it is determined by Ernst & Young, LLP or Mauldin & Jenkins, LLC that the Merger cannot be accounted for as a "pooling of interests" transaction; or

          (h) By the Board of Directors of either Premier or Bank Atlanta, at any time on or prior to May 28, 1999, without any Liability, in the event that the review of the Assets, business, financial condition, results of operations, and prospects of the other Party or any of the disclosures contained in the other Party's Disclosure Memorandum causes the Board of Directors of the Party
              ---------------------
seeking to terminate to determine, in its reasonable good faith judgment, that a fact or circumstance exists or is likely to exist or result which materially and adversely impacts one or more of the economic benefits to such Party of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger; or

          (i) By the Board of Directors of Premier or Bank Atlanta, if, after the date hereof, a Material adverse change in the financial condition or business of the other Party shall have occurred or the other Party shall have suffered a Material loss or damage to any of its properties or Assets, which change, loss or damage will result in a Material Adverse Effect on the ability of such Party to conduct its business; or

          (j) By the Board of Directors of Premier or Bank Atlanta in the event that the Premier Ratio (as defined in Section 3.1(d)) is less than 0.70.

          10.2 Effect of Termination. In the event of the termination and
               ---------------------
abandonment of this Agreement pursuant to Section 10.1 of this Agreement, this Agreement shall become void and have no effect, except that the provisions of this Section 10.2 and Article XI and Section 8.5(b) of this Agreement shall survive any such termination and abandonment.

          10.3 Non-Survival of Representations and Covenants. The respective
               ---------------------------------------------
representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except for this Section 10.3 and Articles II, III, IV and XI and Section 8.9, Section 8.10 and Section 8.12 of this Agreement.

                                  ARTICLE XI
                                  ----------
                                 MISCELLANEOUS
                                 -------------

          11.1 Definitions. Except as otherwise provided herein, the capitalized
               -----------
terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Acquisition Proposal" shall mean any tender offer or exchange offer or any proposal for a merger (other than the Merger), acquisition of all of the stock or Assets of, or other business combination involving Bank Atlanta or the acquisition of a substantial equity interest in, or a substantial portion of the Assets of Bank Atlanta.

          "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in such capacity.

          "Agreement" shall mean this Agreement and Plan of Reorganization and the other Exhibits delivered pursuant hereto and incorporated herein by reference.

          "Allowance" shall have the meaning provided in Sections 5.9 and 6.14 of this Agreement.

          "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

          "Bank Atlanta Benefit Plans" shall have the meaning set forth in
Section 5.14 of this Agreement.

          "Bank Atlanta Common Stock" shall mean the $1.00 par value common stock of Bank Atlanta.

          "Bank Atlanta Disclosure Memorandum" shall mean the written information entitled "Bank Atlanta Disclosure Memorandum" delivered to Premier
                                   ---------------------
on or prior to the date specified in Section 10.1(h) of this Agreement describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

          "Bank Atlanta ERISA Plan" shall have the meaning provided in Section
5.14 of this Agreement.

          "Bank Atlanta Financial Statements" shall mean (a) the balance sheets (including related notes and schedules, if any) of Bank Atlanta as of March 31, 1999 and as of December 31, 1998 and as of December 31, 1997, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended March 31, 1999, and for each of the two fiscal years ended December 31, 1998 included in the Bank Atlanta Disclosure Memorandum, and (b) the balance sheets (including
             ---------------------
related notes and schedules, if any) of Bank Atlanta and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) filed with respect to periods ended subsequent to March 31, 1999.

          "Bank Atlanta Stock Plans" shall mean the existing stock option and other stock-based compensation plans of Bank Atlanta disclosed in Section 5.14 of the Bank Atlanta Disclosure Memorandum.
                    ---------------------

          "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

          "Closing" shall mean the closing of the transactions contemplated hereby, as described in Section 1.2 of this Agreement.

          "Closing Date" shall mean the date on which the Closing occurs.

          "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

          "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

          "Default" shall mean (a) any breach or violation of or default under any Contract, Order or Permit, (b) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (c) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit.

          "Effective Time" shall mean the date and time at which the Merger becomes effective as defined in Section 1.3 of this Agreement.

          "Environment" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601(8).

          "Environmental Laws" shall mean all Laws pertaining to pollution or protection of the environment and which are administered, interpreted or enforced by the United States Environmental Protection Agency and state and local agencies with primary jurisdiction over pollution or protection of the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S) 9601 et. seq., the
                                                             -------
Resource, Conservation and Recovery Act, 42 U.S.C. (S) 6901 et. seq., the Toxic
                                                            -------
Substance Control Act, 15 U.S.C. (S) 2601, et. seq., and all implementing
                                           -------
regulations and state counterparts of such acts.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA Affiliate" shall refer to a relationship between entities such that the entities would, now or at any time in the past, constitute a "single employer" within the meaning of Section 414 of the Internal Revenue Code.

          "Exchange Ratio" shall have the meaning provided in Section 3.1 of this Agreement.

          "Exhibits" 1 through 5, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof and may be referred to in this Agreement and any other related instrument or document without being attached hereto or thereto.

          "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

          "GBCC" shall mean the Georgia Business Corporation Code (Chapter 2 of Title 14 of the Official Code of Georgia).

          "Georgia Certificate of Merger" shall mean the Certificate of Merger to be executed by the Surviving Bank and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Sections 1.1 and
1.3 of this Agreement.

          "Hazardous Material" shall mean any substance which is a "hazardous substance"or "toxic substance" as defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., or any
                                                              ------
other substance or material defined, designated, classified or regulated as hazardous or toxic under any Environmental Law, specifically including asbestos requiring abatement, removal or encapsulation pursuant to the requirements of Environmental Laws, polychlorinated biphenyls, and petroleum and petroleum products).

          "Indemnified Party" shall have the meaning set forth in Section 8.12.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

          "Knowledge" as used with respect to a Person shall mean the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief Accounting Officer, Chief Credit Officer, or any Senior or Executive Vice President of such Person.

          "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including, without limitation, those promulgated, interpreted or enforced by any of the Regulatory Authorities.

          "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including, without limitation, costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

          "Lien" shall mean any conditional sale agreement, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever on, or with respect to, any property or property interest, other than
(i) Liens for current property Taxes not yet due and payable; (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and
(iii) other Liens incurred in the ordinary course of the banking business.

          "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding, or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including, without limitation, Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

          "Loan Property" shall mean any property owned by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

          "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

          "Material Adverse Effect" on a Party shall mean an event, change or occurrence which has a material adverse impact on (a) the financial position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or (b) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "material adverse impact" shall not be deemed to include the impact of (w) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities,
(x) changes in GAAP or regulatory accounting principles generally applicable to banks and their holding companies, (y) actions and omissions of a Party (or any of its Subsidiaries) taken with the prior informed consent of the other Party in contemplation of the transactions contemplated hereby, or (z) the Merger and compliance with the provisions of this Agreement on the operating performance of the Parties.

          "Merger" shall mean the merger of PMB with and into Bank Atlanta referred to in Section 1.1 of this Agreement.

          "NASD" shall mean the National Association of Securities Dealers, Inc.

          "Order" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

          "Participation Facility" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management (including any property or facility held in a joint venture) and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

          "Party" shall mean either Premier, PMB or Bank Atlanta, and "Parties" shall mean all of Premier, PMB and Bank Atlanta.

          "Permit" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, Liabilities, or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

     "PMB Common Stock" shall mean the no par value common stock of PMB.

     "Premier Common Stock" shall mean the $1.00 par value common stock of Premier.

     "Premier Companies" shall mean, collectively, Premier and all Premier Subsidiaries.

     "Premier Disclosure Memorandum" shall mean the written information entitled "Premier Disclosure Memorandum" delivered to Bank Atlanta on or prior to the
         ---------------------
date specified in Section 10.1(h) of this Agreement describing in reasonable detail the matters contained therein, specifically referencing each Section of this Agreement under which such disclosure is being made.

     "Premier Financial Statements" shall mean (a) the consolidated balance sheets (including related notes and schedules, if any) of Premier as of March 31, 1999 and as of December 31, 1998, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) as of March 31, 1999 and for each of the three years ended December 31, 1998, as filed by Premier in SEC Documents and (b) the consolidated balance sheets (including related notes and schedules, if any) of Premier and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to March 31, 1999.

     "Premier Subsidiaries" shall mean the Subsidiaries of Premier at the Effective Time.

     "Proxy Statement" shall mean the proxy statement used by Bank Atlanta to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall be included in the Registration Statement of Premier relating to shares of Premier Common Stock to be issued to the shareholders of Bank Atlanta.

     "Registration Statement" shall mean the Registration Statement on Form S-4, or other appropriate form, filed with the SEC by Premier under the 1933 Act with respect to the shares of Premier Common Stock to be issued to the shareholders of Bank Atlanta in connection with the transactions contemplated by this Agreement and which shall include the Proxy Statement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of Thrift Supervision (including its predecessor, the Federal Home Loan Bank Board), the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, the NASD and the SEC.

     "Representatives" shall have the meaning provided in Section 8.7 of this Agreement.

     "Rights" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Rights.

     "SEC" shall mean the United States Securities and Exchange Commission.

     "SEC Documents" shall mean all forms, proxy statements, registration statements, reports, schedules and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "Shareholders' Meeting" shall mean the meeting of the shareholders of Bank Atlanta to be held pursuant to Section 8.1 of this Agreement, including any adjournment or adjournments thereof.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Support Agreement" shall mean the Support Agreement in substantially the form of Exhibit 5 to this Agreement.

     "Surviving Bank" shall mean Bank Atlanta, as the surviving bank resulting from the Merger.

     "Tax" or "Taxes" shall mean any federal, state, county, local or foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, assessments, charges, fares or impositions, including interest, penalties and additions imposed thereon or with respect thereto.

     "Year 2000 Problem" shall mean any problem affecting the ability of a Party to continue operation as an ongoing business or to provide its usual and customary services, relating to the failure of software, hardware or other computer equipment to: (a) store all date-related information and process all data interfaces involving dates in a manner that unambiguously identifies the century, for all date values before, during or after the Year 2000; (b) calculate, sort, report and otherwise operate correctly and in a consistent manner for all date information processed by any software, hardware or other computer equipment, whether before, during or after the Year 2000; (c) calculate, sort, report and otherwise operate correctly, in a consistent manner and without interruption regardless whether the date on which the software, hardware or other computer equipment is operated or executed is before, during or after the Year 2000; (d) report and display all dates with a four-digit date so that the century is unambiguously identified; and (e) handle all leap years, including but not limited to the Year 2000 leap year, correctly.

Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     11.2  Expenses.
           --------

     (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

     (b) Notwithstanding the provisions of Section 11.2(a) of this Agreement, if for any reason this Agreement is terminated pursuant to Sections 10.1(b) or 10.1(c) of this Agreement, the breaching Party agrees to pay the non-breaching Party (i) $200,000 if the breach is not willful or (ii) $500,000 if the breach is willful or this Agreement is terminated in contemplation of an Acquisition Proposal, which sums represent compensation for the non-breaching Party's loss as a result of the transactions contemplated by this Agreement not being consummated. Final settlement with respect to payment of such fees shall be made within thirty (30) days after the termination of this Agreement. This Section 11.2(b) shall be the non-breaching Party's sole and exclusive remedy for actionable breach by the breaching Party under this Agreement.

     11.3  Brokers and Finders. Each of the Parties represents and warrants that
           -------------------
neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby, other than The Robinson-Humphrey Company, LLC, employed by Premier, and The Carson Medlin Company employed by Bank Atlanta. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Premier or Bank Atlanta, each of Premier and Bank Atlanta, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

     11.4  Entire Agreement. Except as otherwise expressly provided herein, this
           ----------------
Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in
Section 8.10 of this Agreement.

     11.5  Amendments. To the extent permitted by Law, this Agreement may be
           ----------
amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after any such approval by the holders of Bank Atlanta Common Stock, there shall be made no amendment that pursuant to the Financial Institutions Code of Georgia or the GBCC requires further approval by such shareholders without the further approval of such shareholders.

     11.6  Waivers.
           -------

     (a) Prior to or at the Effective Time, Premier, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Bank Atlanta, to waive or extend the time for the compliance or fulfillment by Bank Atlanta of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premier under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Premier.

     (b) Prior to or at the Effective Time, Bank Atlanta, acting through its Board of Directors, president or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premier, to waive or extend the time for the compliance or fulfillment by Premier of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Bank Atlanta under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing and signed by a duly authorized officer of Bank Atlanta.

     (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

     11.7  Assignment. Except as expressly contemplated hereby, neither this
           ----------
Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.8  Notices. All notices or other communications which are required or
           -------
permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     Premier:                   Premier Bancshares, Inc.
                                2180 Atlanta Plaza
                                950 East Paces Ferry Road
                                Atlanta, Georgia  30326
                                Telecopy Number: (404) 814-3672
                                Attention:  Darrell D. Pittard
                                            Chairman and Chief Executive Officer

     Copy to Counsel:           Womble Carlyle Sandridge & Rice, PLLC
                                One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia  30309
                                Telecopy Number: (404) 888-7490
                                Attention:  Steven S. Dunlevie, Esq.

     PMB:                       PMB Acquisition Corp.
                                2180 Atlanta Plaza
                                950 East Paces Ferry Road
                                Atlanta, Georgia  30326
                                Telecopy Number: (404) 814-3672
                                Attention:  Darrell D. Pittard
                                            Chairman and Chief Executive Officer

     Copy to Counsel:           Womble Carlyle Sandridge & Rice, PLLC
                                One Atlantic Center
                                1201 West Peachtree Street
                                Atlanta, Georgia  30309
                                Telecopy Number: (404) 888-7490
                                Attention:  Steven S. Dunlevie, Esq.

     Bank Atlanta:              Bank Atlanta
                                1221 Clairmont Road
                                Decatur, Georgia 30030
                                Telecopy Number: (404) 320-1508
                                Attention: James B. Hendry, Jr.
                                           President and Chief Executive Officer

     Copy to Counsel:           Powell Goldstein Frazer & Murphy, LLP
                                191 Peachtree Street, N.E.
                                Atlanta, Georgia 30303
                                Telecopy Number: (404) 572-6999
                                Attention:  Kathryn L. Knudson, Esq.

     11.9  Governing Law. This Agreement shall be governed by and construed
           -------------
in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws, except to the extent that the federal laws of the United States may apply to the Merger.

     11.10 Counterparts. This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference
           --------
purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable
           ------------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability. Any term or provision of this Agreement which is
           ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereunto as of the day and year first above written.

ATTEST:                            PREMIER BANCSHARES, INC.


/s/ Barbara J. Burtt               By: /s/ Darrell D. Pittard
-------------------------              ----------------------------------------
Barbara J. Burtt                       Darrell D. Pittard
Secretary                              Chairman and Chief Executive Officer


[CORPORATE SEAL]



ATTEST:                            BANK ATLANTA


/s/ James B. Hendry, Jr.           By: /s/ William Zachary, Jr.
-------------------------              -----------------------------------------
Asst. Secretary                        William Zachary, Jr.
                                       Chairman of the Board

[BANK SEAL]



ATTEST:                            PMB ACQUISITION CORP.


_________________________          By: _________________________________________
Barbara J. Burtt                       Darrell D. Pittard
Secretary                              Chairman and Chief Executive Officer


[CORPORATE SEAL]

                                                                       EXHIBIT 1
                                                                       ---------

                              AFFILIATE AGREEMENT


Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia  30326

Bank Atlanta
1221 Clairmont Road
Decatur, Georgia 30030


Ladies and Gentlemen:

       The undersigned is a shareholder of Bank Atlanta ("Bank Atlanta"), a commercial bank organized and existing under the laws of the State of Georgia, and will become a shareholder of Premier Bancshares, Inc. ("Premier") pursuant to the transactions described in the Agreement and Plan of Reorganization, dated as of May 20, 1999 (the "Agreement"), by and between Bank Atlanta, Premier and PMB Acquisition Corp. ("PMB"). Under the terms of the Agreement, PMB and Bank Atlanta will be merged (the "Merger") and the shares of common stock of Bank Atlanta ("Bank Atlanta Common Stock") will be converted into shares of common stock of Premier ("Premier Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Premier regarding certain rights and obligations of the undersigned in connection with the shares of Premier to be received by the undersigned as a result of the Merger.

       In consideration of the Merger and the mutual covenants contained herein, the undersigned and Premier hereby agree as follows:

               Affiliate Status. The undersigned understands and agrees that as
               ----------------
to Bank Atlanta the undersigned is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that the undersigned will be such an "affiliate" at the time of the Merger.

               Initial Restriction on Disposition. The undersigned agrees that
               ----------------------------------
the undersigned will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Premier Common Stock into which the undersigned's shares of Bank Atlanta Common Stock are converted upon consummation of the Merger until such time as Premier notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Premier and Bank Atlanta. Premier agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Premier containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

          Covenants and Warranties of Undersigned. The undersigned represents,
          ---------------------------------------
warrants and agrees that:

          (a) During the 30 days immediately preceding the effective time of the Merger, the undersigned will not, except by operation of law, by will, or under the laws of descent and distribution, sell, transfer, or otherwise dispose of the undersigned's interests in, or reduce the undersigned's risk relative to, any of the shares of Bank Atlanta Common Stock beneficially owned by the undersigned as of the date of the shareholders' meeting of Bank Atlanta held to approve the Merger.

          (b) The Premier Common Stock received by the undersigned as a result of the Merger will be taken for the undersigned's own account and not for others, directly or indirectly, in whole or in part.

          (c) The undersigned understands that any distribution by the undersigned of the Premier Common Stock has not been registered under the 1933 Act and that shares of Premier Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned
                                                         ---------------
     understands that Premier is under no obligation to file a registration
     ----------------------------------------------------------------------
     statement with the SEC covering the disposition of the undersigned's shares
     ---------------------------------------------------------------------------
     of Premier Common Stock.
     -----------------------

     4.   Restrictions on Transfer. The undersigned understands and agrees that
          ------------------------
stop transfer instructions with respect to the shares of Premier Common Stock received by the undersigned pursuant to the Merger will be given to Premier's transfer agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

          "The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as Premier has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (a) covered by an effective registration statement under the Securities Act of 1933, as amended, (b) in accordance with (i) Rule

          145(d) (in the case of shares issued to an individual who is not an affiliate of Premier) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Premier) of the Rules and Regulations of such Act, or (c) in accordance with a legal opinion satisfactory to counsel for Premier that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Premier securities issued subsequent to the original issuance of Premier Common Stock pursuant to the Merger as a result of any stock dividend, stock split or other recapitalization as long as Premier Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. If the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Premier Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Premier, upon the request of the undersigned, will cause the certificates representing the shares of Premier Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Premier of an opinion of its counsel to the effect that such legend may be removed.

     5.   Understanding of Restrictions on Dispositions. The undersigned has
          ---------------------------------------------
carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his or her ability to sell, transfer or otherwise dispose of the shares of Premier Common Stock received by the undersigned, to the extent the undersigned believes necessary, with the undersigned's counsel or counsel for Bank Atlanta.

     6.   Filing of Reports by Premier. Premier agrees, for a period of
          ----------------------------
two years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Premier Common Stock issued to the undersigned pursuant to the Merger.

     7.   Transfer Under Rule 145(d). If the undersigned desires to sell
          --------------------------
or otherwise transfer the shares of Premier Common Stock received by the undersigned in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for the Premier Common Stock together with such additional information as the transfer agent may reasonably request. If Premier's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Premier shall cause such counsel to provide such opinions as may be necessary to Premier's transfer agent so that the undersigned may complete the proposed sale or transfer.

     8.   Acknowledgments. The undersigned recognizes and agrees that the
          ---------------
foregoing provisions also apply to (a) the undersigned's spouse, (b) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (c) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor or in any similar capacity and (d) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative who collectively owns at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Premier or becomes a director or officer of Premier upon consummation of the Merger, among other things, any sale of Premier Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

          9.   Miscellaneous. This Affiliate Agreement is the complete agreement
               -------------
between Premier and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Georgia.

This Affiliate Agreement is executed as of the_____ day of May, 1999.

                                        Very truly yours,


                                        ___________________________________
                                        Signature

                                        ___________________________________
                                        Print Name

AGREED TO AND ACCEPTED as of
May __, 1999.


PREMIER BANCSHARES, INC.


By:__________________________________
     Darrell D. Pittard, Chairman and
     Chief Executive Officer



AGREED TO AND ACCEPTED as of
May __, 1999.


BANK ATLANTA


By:__________________________________
     James B. Hendry, Jr., President and
     Chief Executive Officer

                                                                       EXHIBIT 2
                                                                       ---------

                              MATTERS AS TO WHICH
                      COUNSEL TO BANK ATLANTA WILL OPINE*

          1. Bank Atlanta is a commercial bank existing and in good standing under the laws of the State of Georgia with corporate power and authority to conduct its business as now conducted and to own and use its Assets.

          2. Bank Atlanta's authorized capital stock consists of 10,000,000 shares of Bank Atlanta Common Stock, of which 707,344 shares are outstanding as of the date hereof. The outstanding shares of Bank Atlanta Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable. None of the outstanding shares of Bank Atlanta Common Stock has been issued in violation of any statutory preemptive rights. Except as disclosed in Bank Atlanta's Disclosure Memorandum to our knowledge, there are no options,
          ---------------------
subscriptions, warrants, calls, rights or commitments obligating Bank Atlanta to issue equity securities or acquire its equity securities.

          3. The execution and delivery by Bank Atlanta of the Agreement do not, and if Bank Atlanta were now to perform its obligations under the Agreement such performance would not, result in any violation of the Articles of Incorporation or Bylaws of Bank Atlanta, or, to our knowledge, result in any breach of, or default or acceleration under, any material Contract or Order to which Bank Atlanta is a party or by which Bank Atlanta is bound.

          4. Bank Atlanta has duly authorized the execution and delivery of the Agreement and all performance by Bank Atlanta thereunder, and has duly executed and delivered the Agreement.

          5. The Agreement is enforceable against Bank Atlanta in accordance with its respective terms.



______________________________
*Pursuant to the January 1, 1992 edition of the Interpretive Standards Applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

                                                                       EXHIBIT 3
                                                                       ---------

                         CLAIMS/INDEMNIFICATION LETTER

                                 May __, 1999

Premier Bancshares, Inc.
2180 Atlanta Plaza
950 East Paces Ferry Road
Atlanta, Georgia 30326


Ladies and Gentlemen:

          This letter is delivered pursuant to Section 9.2(e) of the Agreement and Plan of Reorganization (the "Agreement"), dated as of May 20, 1999, by and between Bank Atlanta ("Bank Atlanta"), Premier Bancshares, Inc. ("Premier") and PMB Acquisition Corp. ("PMB") which provides for the merger (the "Merger") of PMB with and into Bank Atlanta.

          Concerning claims which I may have against Bank Atlanta in my capacity as an officer or director:

               (a) Premier shall assume all liability (to the extent Bank Atlanta was so liable) for claims for indemnification arising under Bank Atlanta's Articles of Incorporation or Bylaws or under any indemnification contract disclosed to Premier, as existing at the effective time of the Merger, and for claims for salaries, wages or other compensation, employee benefits, reimbursement of expenses, or worker's compensation arising out of employment through the effective time of the Merger;

               (b) In my capacity as an officer or a director, I am not aware that I have any claims (other than those referred to in paragraph (a) above) against Bank Atlanta (other than routine deposit, loan and other banking services conducted in the ordinary course of business with Bank Atlanta); and

               (c) I hereby release Bank Atlanta from any and all claims which I am aware that I have against it in my capacity as an officer or a director, other than those referred to in paragraph (a) above.

          By executing this letter on behalf of Premier, you shall acknowledge the assumption by Premier of the liabilities described in paragraph (a) above.

                                   Sincerely,

                                        __________________________________
                                        Signature of Officer or Director

                                        __________________________________
                                        Printed Name of Officer or Director


          On behalf of Premier, I hereby acknowledge receipt of this letter and affirm the assumption by Premier of the liabilities described in paragraph (a) above, as of this ______ day of May, 1999.


                                   PREMIER BANCSHARES, INC.


                                   By:  ________________________________________
                                        Darrell D. Pittard, Chairman and Chief
                                        Executive Officer

                                                                       EXHIBIT 4
                                                                       ---------

                              MATTERS AS TO WHICH
                        COUNSEL TO PREMIER WILL OPINE*

          1. Premier is a corporation in existence under the laws of the State of Georgia with corporate power to carry on its business as now conducted.

          2. Premier's authorized capital stock consists of 60,000,000 common shares, of which 26,113,676 shares are issued and outstanding as of the date hereof and 2,000,000 preferred shares of which 40,770 shares are issued and outstanding as of the date hereof. The outstanding shares of Premier Common Stock are duly authorized by all necessary corporate action on the part of Premier and are validly issued, fully paid and nonassessable. None of the outstanding shares of Premier Common Stock has been issued in violation of any statutory preemptive rights.

          3. The shares of Premier Common Stock to be issued in exchange for North Fulton Common Stock upon consummation of the Merger have been duly authorized by all necessary corporate action and, when issued as provided for in the Agreement, will be validly issued, fully paid and nonassessable. None of the shares of Premier Common Stock to be exchanged for North Fulton Common Stock upon consummation of the Merger will be issued in violation of any statutory preemptive rights.

          4. The execution and delivery by Premier of the Agreement and the consummation by Premier of the transactions provided in the Agreement: (a) do not violate any provision of the Articles of Incorporation or Bylaws of any Premier Company, and (b) do not violate or constitute a breach of, or a default under, any material Contract or Order to which a Premier Company is a party.

          5. The Agreement has been duly executed and delivered by Premier and is enforceable against Premier.


* subject to customary assumptions and limitations

                                                                       EXHIBIT 5
                                                                       ---------

                               SUPPORT AGREEMENT

          THIS SUPPORT AGREEMENT ("Agreement") is made and entered into as of the _____ day of May, 1999, by and between the undersigned, _____________________, a resident of ____________, Georgia, and Premier
Bancshares, Inc., a corporation organized and existing under the laws of the State of Georgia ("Premier").

          Premier, PMB Acquisition Corp. II ("PMB") and Bank Atlanta, a commercial bank organized and existing under the laws of the State of Georgia ("Bank Atlanta"), have entered into an Agreement and Plan of Reorganization, dated as of May 20, 1999 (the "Merger Agreement"). The Merger Agreement generally provides for the merger of PMB into Bank Atlanta (the "Merger") and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Bank Atlanta ("Bank Atlanta Common Stock") into shares of the $1.00 par value common stock of Premier. The Merger Agreement is subject to the affirmative vote of the shareholders of Bank Atlanta, the receipt of certain regulatory approvals, and the satisfaction of other conditions.

          The undersigned is a member of the Board of Directors of Bank Atlanta and is the owner of ________ shares of Bank Atlanta Common Stock and has rights by option or otherwise to acquire _______ additional shares of Bank Atlanta Common Stock (collectively, the "Shares"). In order to induce Premier to enter into the Merger Agreement, the undersigned is entering into this Agreement with Premier to set forth certain terms and conditions governing the actions to be taken by the undersigned solely in his capacity as a shareholder of Bank Atlanta with respect to the Shares until consummation of the Merger.

          NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

     1. Without the prior written consent of Premier, which consent shall not be unreasonably withheld, the undersigned shall not transfer, sell, assign, convey, or encumber any of the Shares during the term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, and 3 of this Agreement as fully as the undersigned, or (iii) to Premier pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not during the term of this Agreement approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, share exchange, or acquisition.

     2. The undersigned intends to, and will, vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Merger at any meeting of shareholders of Bank Atlanta called to vote on the Merger Agreement or the Merger or the adjournment thereof or in any other circumstance upon which a vote, consent, or other approval with respect to the Merger Agreement or the Merger is sought. Further, the undersigned intends to, and will, surrender the certificate or certificates representing the Shares over which the undersigned has dispositive authority to Premier upon consummation of the Merger as described in the Merger Agreement and hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

     3. Except as otherwise provided in this Agreement, at any meeting of shareholders of Bank Atlanta or at any adjournment thereof or any other circumstances upon which their vote, consent, or other approval is sought, the undersigned will vote (or cause to be voted) all of the Shares over which the undersigned has voting authority (other than in a fiduciary capacity) against
(i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by Bank Atlanta or (ii) any amendment of Bank Atlanta's Articles of Incorporation or Bylaws or other proposal or transaction involving Bank Atlanta or any of its subsidiaries, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Merger, the Merger Agreement, or any of the other transactions contemplated thereby.

     4. The undersigned acknowledges and agrees that Premier could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Premier, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

     5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     6. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the earlier of: (i) November 30, 1999, or such date to which the Merger Agreement is extended; or (ii) the date on which the Merger Agreement is terminated under Section 10.1 thereof.

          IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the undersigned as of the day and year first above written.

As to the undersigned,
signed in the presence of:

____________________________       _____________________________________
                                   Name:  ______________________________
                                          (Please print or type)



                                   PREMIER BANCSHARES, INC.


                                   By: _______________________________________
                                          Darrell D. Pittard, Chairman of the
                                          Board and Chief Executive Officer

                                       6